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EXHIBIT 24.2

         POWER OF ATTORNEY


         KNOW ALL MEN AND WOMEN BY THESE PRESENTS, that each of the undersigned constitutes and appoints Henry P. Morse, Jr., David R. Clark and David R. Snyder, and each of them, his or her true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to do the following:

(1) execute post-effective amendments to the registration statements of San Diego Gas & Electric Company, a California corporation ("SDG&E"), which registration statements register common stock of SDG&E for issuance pursuant to SDG&E's common stock investment plan or various employee benefit plans of SDG&E (collectively, the "Existing Registration Statements"), for the purpose of having SDO Parent Co., Inc., a California corporation ("ParentCo"), as the "successor issuer" to SDG&E with respect to the common stock of SDG&E and for purposes of Rule 414 of the Securities Act of 1933, as amended (the "1933 Act"), adopt such Existing egistration Statements as registration statements of ParentCo for all purposes under the 1933 Act and the Securities Exchange Act of 1934, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, including any additional information necessary to reflect any material changes made in connection with or resulting from the succession of ParentCo (or necessary to keep the Existing Registration Statements from being misleading in any material respect), with the Securities and Exchange Commission (the "SEC");

(2) execute a registration statement on Form S-4 in respect of additional shares of common stock of ParentCo which registration statement may be necessary or advisable with respect to the proposed merger (the "Merger") of SDG&E with San Diego Merger Company, a wholly-owned second-tier subsidiary of SDG&E, by which Merger ParentCo shall become the parent holding company of SDG&E (which registration statement shall incorporate by reference the prior registration statement on Form S-4 of ParentCo filed in respect of the Merger and declared effective by the SEC on March 1, 1995), and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC; and

(3) execute any supplement or amendment to any of the foregoing, and to file the same, with exhibits thereto and other documents in connection therewith, with the SEC;

granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and

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confirming all that each of said attorneys-in-fact and agents or his or her substitute or substitutes may lawfully do or cause to be done by virtue hereof.


Dated: November 27, 1995                        /s/ Thomas A. Page
                                                ------------------
                                                Thomas A. Page

Dated: November 27, 1995                        /s/ Richard C. Atkinson
                                                -----------------------
                                                Richard C. Atkinson

Dated: November 27, 1995                        /s/ Ann Burr
                                                ------------
                                                Ann Burr

Dated: November 27, 1995                        /s/ Richard A. Collato
                                                ----------------------
                                                Richard A. Collato

Dated: November 27, 1995                        /s/ Daniel W. Derbes
                                                --------------------
                                                Daniel W. Derbes

Dated: November 27, 1995                        /s/ Catherine T. Fitzgerald
                                                ---------------------------
                                                Catherine T. Fitzgerald

Dated: November 27, 1995                        /s/ Robert H. Goldsmith
                                                -----------------------
                                                Robert H. Goldsmith

Dated: November 27, 1995                        /s/ William D. Jones
                                                --------------------
                                                William D. Jones

Dated: November 27, 1995                        /s/ Ralph R. Ocampo
                                                -------------------
                                                Ralph R. Ocampo

Dated: November 27, 1995                        /s/ Thomas C. Stickel
                                                ---------------------
                                                Thomas C. Stickel